Exhibit 3.2
                              BY-LAWS
                       US AIRWAYS GROUP, INC.
                          January 1, 1998
                       * * * * * * * * * * *

                             ARTICLE I
                              OFFICES
  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, Delaware. The Corporation may have offices within and without the State of Delaware.

                             ARTICLE II
                      MEETINGS OF STOCKHOLDERS
  Section 1. ANNUAL MEETINGS. The annual meeting of stockholders for the election of Directors shall be held on the fourth Wednesday in May, or if that be a legal holiday, on the next succeeding day not a legal holiday, at nine- thirty o'clock in the morning, or in any year at such other date and time as may be designated by the Board of Directors, at which meeting the stockholders shall elect by ballot, by plurality vote, a Board of Directors and may transact such other business as may come before the meeting.
  Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, except those regulated by statue, may be called at any time by the Chairman or President, and shall, be called by the President or Secretary on the request, in writing, or by vote, of a majority of Directors, and by no other person or persons. No business may be transacted at a special meeting of the stockholders except as set forth in the notice of such meeting.

  Section 3. LOCATION OF MEETINGS. All meetings of the stockholders for any purpose may be held, within or without the State of Delaware, at such time and place as shall be stated in the notice of the meeting or a duly executed waiver of notice, and by no other person or persons. No business may be transacted at a special meeting of the stockholder except as set forth in the notice of such meeting.
  Section 4. LIST OF STOCKHOLDERS. The Secretary shall cause to be prepared a complete list of stockholders entitled to vote at any meeting, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for at least ten days prior to the meeting either at a place within the city where the meeting is to be held (which place shall be specified in the notice of meeting) or at the place where the meeting is to be held. The list shall also be open for inspection by stockholders during the time and at the place of the meeting.
  Section 5. VOTING. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him but no proxy shall be voted on or after three years from its date, unless it provides for a longer period. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for voting stockholders as hereinafter provided.
  Section 6. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders held pursuant to Section 1 of this
Article II, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation, provided such stockholder complies with this Section 6. For business to be properly brought before an annual meeting by a stockholder, the stockholder shall give prior

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written notice thereof to the Secretary.  Such notice shall be received at the principal executive offices of the Corporation by the Secretary not less than thirty nor more than sixty days prior to such annual meeting; provided, however, that in the event that less than forty days' prior written notice or prior public disclosure of the date of the meeting is given or made to stockholders, such notice by the stockholder shall be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary pursuant to this Section 6 shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding any provision in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 6. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this
Section 6, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.
  Section 7. NOTICE TO STOCKHOLDERS. Notice of all meetings shall be mailed by the Secretary to each stockholder of record entitled to vote, at his or her last known post office address, not less than ten nor more than sixty days prior to any annual or special meeting.
  Section 8. QUORUM. The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum but the holders of a smaller amount may adjourn from time to time without

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further notice until a quorum is secured.
  Section 9. STOCKHOLDER ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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                           ARTICLE III
                            DIRECTORS
  Section 1. NUMBER. The property and business of the Corporation shall be managed and controlled by its Board of Directors, consisting of eleven members. Directors need not be stockholders.
  Section 2. NOTICE OF STOCKHOLDER NOMINEES. Only persons nominated in accordance with this Section 2 shall be eligible for election as Directors. Nomination of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with this
Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be received at the principal executive offices of the Corporation by the Secretary not less than thirty nor more than sixty days prior to the meeting; provided, however, that in the event less than forty days' prior written notice or prior public disclosure of the date of the meeting is given or made to stockholders, such notice by the stockholder shall be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person as is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (b) as to the stockholder giving the notice (i) the name and address, as they

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appear on the Corporation's books, of such stockholder and (ii)
the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required by this Section 2 to be set forth in a stockholder's notice of nomination which pertains to the nominee.
 No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with these By-Laws.
The Chairman of the stockholders' meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with these By-Laws, and if he should so determine, he shall so declare to such meeting and the defective nomination shall be disregarded.
  Section 3. ELECTION, TERM, VACANCIES. The Directors shall hold office until the next annual election and until their successors are elected and qualified. They shall be elected by the stockholders, except that if there be a vacancy in the Board by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the remaining Directors, though less than a quorum, by a majority vote.
  Section 4. POWERS OF DIRECTORS. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
  Section 5. DIRECTORS EMERITI. For the purpose of conserving, for the benefit of the Corporation, the knowledge, experience and good will generated by a long period of service in formulating and implementing the basic policies of the Corporation or predecessor or affiliated corporations, the Board of Directors shall have the power in its discretion to appoint one or more

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Directors Emeriti.  Any person who has served for a period of not less than ten years on the Board of Directors of the Corporation or of any predecessor or affiliate of the Corporation, may be appointed a Director Emeritus by the Board of Directors for an annual term and shall be eligible for reappointment annually at the discretion of the Board. The duties of a Director Emeritus shall consist of being available to the Chairman and President of the Corporation for consultation and advice on any matters pertaining to the Corporation which the Chairman or President may refer to him from time to time. Directors Emeriti shall be notified of and be invited to attend the annual meeting of the Board of Directors and such other meetings as determined by the Chairman or President of the Corporation and be entitled to be heard at such meetings on matters pending before the Board of Directors. They shall not be members of the Board nor be entitled to vote as such nor be counted as constituting part of a quorum.
  Section 6. COMPENSATION. Directors, members of committees and Directors Emeriti shall receive such compensation as the Board shall from time to time prescribe.

                           ARTICLE IV
                       MEETINGS OF DIRECTORS
  Section 1. ANNUAL MEETING. After each annual election of Directors, the newly elected Directors may meet for the purpose of organization, the election of Officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the Directors. The place and time of such meeting may also be fixed by written consent of the Directors.

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  Section 2.  REGULAR MEETINGS.  Bi-monthly meetings of the Board of Directors shall be held in January, March, May, July, September and November in each year, on the date and at a time and place designated from time to time by the Board of Directors. The Secretary shall forward to each Director, at least five days before any such meeting, a notice of the time and place of the meeting.
  Section 3. SPECIAL MEETINGS. Special meetings of the Directors may be called by the Chairman or President on two days' notice in writing, or on one day's notice by telegraph to each Director, and shall be called by the President in like manner on the written request of two or more Directors.
  Section 4. LOCATION. Meetings of the Directors may be held within or without the State of Delaware at such place as is indicated in the notice of waiver of notice thereof.
  Section 5. QUORUM. A majority of the Directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

                            ARTICLE V
                           COMMITTEES
  Section 1. CREATION. The Board of Directors may, by resolution or resolutions passed by a majority of the Board, designate one or more committees each to consist of three or more Directors of the Corporation. Each such Committee shall have and may exercise such powers and duties as shall be delegated to it by the Board of Directors except that no such Committee shall have power to (a) elect Directors; (b) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors relating to such Committee; (c) declare any dividend or make any other distribution to the stockholders of the Corporation; (d) appoint any member of such Committee; or (e) take any other

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action which may lawfully be taken only by the Board.
  Section 2. COMMITTEE PROCEDURE. Each such Committee established by the Board shall meet at stated times or on notice to all members by any member of such Committee. Each such Committee shall establish its own rules of procedure. Each such Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.
                           ARTICLE VI
                         INDEMNIFICATION
  The Corporation shall indemnify its Directors, Officers and employees, and shall have the power to indemnify its other agents, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide on June 29,
1989). Expenses (including attorneys' fees) incurred by an Officer, Director or employee in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall to the fullest extent permitted by law be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director, Officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified
by the Corporation as authorized hereunder.   The right to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

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                           ARTICLE VII
                             OFFICERS
  Section 1. GENERAL. The Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other Officers as may from time to time be chosen by the Board of Directors. The Chief Executive Officer shall be empowered to appoint and remove from office, at his discretion, Assistant Vice Presidents and Assistant Secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-Laws otherwise provide.
  Section 2. TERM. The Officers of the Corporation shall hold office until their successors are chosen and qualified. Any Officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors.
If the office of any Officer other than an assistant officer becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.
  Section 3. CHAIRMAN OF THE BOARD. A Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the stockholders and Directors and shall perform such other duties as may be prescribed by the Board of Directors.
  Section 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
  Section 5. PRESIDENT. The President shall be the Chief Operating Officer of the Corporation. The President shall have such responsibilities and authority as determined by the Chief Executive Officer of the Corporation.

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  Section 6.  VICE PRESIDENT.  The Vice President or Vice
Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.
  Section 7. SECRETARY. The Secretary shall perform all the duties commonly incident to his office, and keep accurate minutes of all meetings of the stockholders, the Board of Directors and the Committees of the Board of Directors, recording all the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and Directors and perform such other duties as the Board of Directors shall designate.
  Section 8. TREASURER. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of disbursements and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board or President, taking proper vouchers for such disbursements, and shall render to the President and Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. Until such time as a Controller is elected, the Treasurer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. He shall cause to be prepared, compiled and filed such reports, statements, statistics and other data as may be required by law or prescribed by the President. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe.

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                          ARTICLE VIII
                              STOCK
  Section 1. CERTIFICATES. Certificates of stock of the Corporation shall be signed by, or in the name of, the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares of the holder thereof. The Board of Directors may appoint one or more transfer agents and registrars of transfers, which may be the same agency or agencies, and may require all certificates to bear the signatures of one of such transfer agents and one of such registrars of transfers, or as the Board of Directors may otherwise direct. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such President, Vice President, Secretary or Assistant Secretary may be facsimiles engraved or printed. The certificates shall bear the seal of the Corporation or a predecessor corporation or shall bear a facsimile of such seal engraved or printed.
  In case any Officer or Officers who have signed, or whose facsimile signature or signatures have been used on, any certificate or certificates of stock, has ceased to be an Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon, had not ceased to be such Officer or Officers of the Corporation.
  Section 2. LOST CERTIFICATES. If a certificate of stock is lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim. A certificate may be issued

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without requiring bond when, in the judgment of the Directors, it is proper to do so.
  Section 3. TRANSFERS. All transfers of stock of the Corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation.
  Section 4. FIXING RECORD DATE. The Board of Directors may fix in advance a record date in order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. The record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders nor more than sixty days prior to any other action.
  Section 5. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

                           ARTICLE IX
                        GENERAL PROVISIONS
  Section 1. FISCAL YEAR. The fiscal year of the Corporation shall begin the first day of January and end on the 31st day of December of each year.
  Section 2. DIVIDENDS. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the

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capital stock.  Before paying any dividend or making any
distribution of profits, the Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.
  Section 3. CHECKS. All checks, drafts or orders for the payment of money shall be signed by the Treasurer or by such other Officer, Officers, employee or employees as the Board of Directors may from time to time designate.
  Section 4. CORPORATE SEAL. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Incorporated Delaware."

                             ARTICLE X
                       AMENDMENT TO BY-LAWS
  Subject to the provisions of any resolution of Directors creating any series of preferred stock, the Board of Directors shall have the power from time to time to make, alter or repeal By-Laws, but any By-Laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting provided that the notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.
                             ARTICLE XI
            RESTATED CERTIFICATE OF INCORPORATION TO GOVERN Notwithstanding anything to the contrary herein, in the event any provision contained herein is inconsistent with or conflicts with a provision of the Corporation's Restated Certificate of Incorporation, as the same may be from time to time amended or supplemented (the "Restated Certificate of Incorporation"), such provision herein shall be superseded by the inconsistent provision in the Restated Certificate of Incorporation, to the extent necessary to give effect to such provision in the

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Restated Certificate of Incorporation.











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